CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We consent to the reference to our firm under the captions "Financial Highlights", "Independent Registered Public Accounting Firm", "Financial Statements" and "Disclosure of Portfolio Holdings" and to the use of our report dated August 19, 2005 with respect to E.I.I. Realty Securities Trust, which is incorporated by reference in this Registration Statement on Form N-1A (Nos. 333-45959 and 811- 08649) of E.I.I. Realty Securities Trust.



                                /s/ ERNST & YOUNG LLP

                                ERNST & YOUNG LLP

New York, New York
October 25, 2005